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                                                                     EXHIBIT 4.3
                           SHORT TERM PROMISSORY NOTE

US$80,000.00                                                       July 01, 2004

         FOR VALUE RECEIVED, Voyager One, Inc. promises to pay to the order of Quest Manufacturing, Inc. at such place as the holder of this Note may from time to time designate, the principal sum of Eighty Thousand and 00/100 (US$80,000.00) together with simple interest from the date hereof at the rate of six percent (6) per annum on the principal balance.

         A one installment payment will be due one hundred twenty (120) calendar days from the day when Voyager One, Inc. receives free and clear funds from the holder of the note. The amount of the payment will be for Eighty One Thousand Six Hundred and 00/100.

         All payments on account of the indebtedness evidenced by this note shall be first applied to interest in the unpaid principal balance and the remainder to principal.

         All parties to this note severally waive presentment for payment, notice of dishonor, protest and notice of protest.

         This Notes purpose is restructuring debt owed to Quest Manufacturing, Inc. currently in the form of A/P into a N/P with terms beneficial to improving the companies current cash situation.


Voyager One, Inc.                              John Lichter
859 West End Court
Suite I                                        BY:    /S/  JOHN A. LICHTER
Vernon Hills, IL 60061                              ---------------------------
Phone: 847-984-6200                                    SIGNATURE & DATE
Fax: 847-984-6201

BY:      /S/  SEBASTIEN C. DUFORT
     ----------------------------
         SIGNATURE & DATE
         SEBASTIEN DUFORT
         PRESIDENT

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                                   CONSENT TO
           AMENDMENT OF SHORT TERM PROMISSORY NOTE DATED JULY 1, 2004


         FOR VALUE RECEIVED, the undersigned, Quest Manufacturing, Inc. and Voyager One, Inc., a Nevada corporation, hereby consent to an Amendment of the terms of the Short Term Promissory Note dated July 1, 2004, attached as Exhibit A hereto, as follows:

         1. The one installment payment due date is hereby extended from November 1, 2004 to the later of March 1, 2005 or ninety (90) days after Voyager One, Inc.'s registration statement filed August 26, 2004 has been declared effective. Simple interest has accrued since July 1, 2004 and shall continue to accrue at the rate of six percent (6%) per annum on the principal balance of $80,000.00 until paid.

         2. This Consent is effective November 1, 2004 regardless of when it is signed. The remaining terms of the original note dated July 1, 2004 shall remain in full force and effect.


         "Payor"                            "Payee"


Name:    Voyager One. Inc.                   Quest Manufacturing, Inc.
Address: 859 West End Court
         Vernon Hills, IL   60061
Phone    847-984-6200
Fax      847-984-6201

By: /s/ Sebastien C. DuFort 11/1/04          By: /s/ John A. Lichter 11/1/04
    -------------------------------              ---------------------------
    Signature & Date                             Signature & Date
    Sebastien C. DuFort                          John A. Lichter
    President                                    CEO